UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2017 (December 31, 2016)

AMERICAN EDUCATION CENTER, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA	333-201029	38-3941544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Wall Street, 8th Fl. New York, NY, 10005
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (212) 825-0437

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Services Agreement

On December 31, 2016 (“Effective Date”), American Education Center Inc., a Nevada Company (the “Company”), AEC Southern (Shenzhen) Management Co. Ltd., (the “Subsidiary”), a wholly owned subsidiary of the Company, and Qi Wu (“Service Provider”) entered into a service agreement (the “Service Agreement”). All capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Service Agreement.

Pursuant to the Service Agreement, Service Provider shall provide to the Subsidiary such business development services subject to certain performance requirements including but not limited to securing contracts on behalf of the Subsidiary (the “Services”). As compensation for the Services, the Company shall issue an aggregate of 10,000,000 shares of common stock of the Company, par value $0.001 per share (the “Shares”), according to the following schedule, [A] 6,000,000 of the Shares shall be issued to the Service Provider immediately after the Effective Date (the “Service Shares”); [B] 2,000,000 of the Shares (the “Incentive Shares Tranche 1”) shall be issued upon such time when the Company’s sales revenue generated by the Service Provider reaches at least US$20 million for any fiscal year ending December 31 after the Effective Date (the “Milestone 1”); and [C] the remaining 2,000,000 of the Shares (the “Incentive Shares Tranche 2”, together with Incentive Shares Tranche 1, the “Incentive Shares”) shall be issued at such time when the Company’s sales revenue generated by the Service Provider reaches at least US$30 million for any following fiscal year ending December 31 after Milestone 1 has been achieved (the “Milestone 2”). In the event that Milestone 1 and/or Milestone 2 are not achieved in the Subsidiary’s sole discretion, the Incentive Shares shall not be issued and the obligations of the Company to issue portion or all of the Service Shares shall be thereafter terminated.

The foregoing description of the Service Agreement is qualified in its entirely by reference to the full text of the Service Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits.

10.1	Service Agreement dated December 31, 2016 among AEC Southern (Shenzhen) Management Co. Ltd., American Education Center Inc., and Qi Wu.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EDUCATION CENTER, INC.

Dated: January 6, 2017
	By:	/s/ Jay F. McKeage
	Name:	Jay F. McKeage
	Title:	Chief Executive Officer